Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting in the Annual Report of USA Mobility, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statement of USA Mobility, Inc. on Form S-8 (File Nos. 333-182444, effective June 29, 2012 and 333-125142, effective May 23, 2005).

/s/ GRANT THORNTON LLP
McLean, Virginia
March 11, 2014